Q3 FY26 Earnings Release	Page 1 of 5

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports Third Quarter Results with 19% Product Revenue Growth
Driving 11% Total Revenue Growth Year Over Year

SEATTLE, July 27, 2026 – F5, Inc. (NASDAQ: FFIV), the global leader in delivering and securing every app and API, today announced financial results for its third quarter fiscal year 2026 ended June 30, 2026.

“Q3 was another outstanding quarter with 19% product revenue growth driving 11% total revenue growth year over year,” said François Locoh-Donou, F5’s Chairman, President, and CEO. “Eight consecutive quarters of double-digit product growth reflect the mission-critical role F5 plays at the application delivery and security layer of today’s hybrid multicloud and AI-driven enterprise infrastructure.”

“The world runs on applications and the threats targeting them have never been more sophisticated. AI has empowered attackers and compressed the time between vulnerability discovery and exploitation. F5’s response is a continuous defense model built for this new reality. We are using AI to empower our customers to stay ahead of threats across every environment they operate in by identifying risk earlier, protecting applications at runtime, and delivering hardened software faster,” continued Locoh-Donou.

Third Quarter Performance Summary
Third quarter fiscal year 2026 revenue totaled $865 million, representing 11% growth compared with $780 million in the third quarter of fiscal year 2025. Systems revenue of $240 million grew 32% from the year-ago period while software revenue of $223 million grew 7%. Services revenue of $402 million grew 3% from the year-ago period.

GAAP gross profit for the third quarter of fiscal year 2026 was $712 million, representing GAAP gross margin of 82.2%. This compares with GAAP gross profit of $632 million in the year-ago period, which represented GAAP gross margin of 81.0%. Non-GAAP gross profit for the third quarter of fiscal year 2026 was $728 million, representing non-GAAP gross margin of 84.2%. This compares with non-GAAP gross profit of $649 million in the year-ago period, which represented non-GAAP gross margin of 83.1%.

GAAP income from operations for the third quarter of fiscal year 2026 was $213 million, representing GAAP operating margin of 24.7%. This compares with GAAP income from operations of $196 million in the year-ago period, which represented GAAP operating margin of 25.2%. Non-

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GAAP income from operations for the period was $303 million, representing non-GAAP operating margin of 35.0%. This compares to non-GAAP income from operations of $267 million in the year-ago period, which represented non-GAAP operating margin of 34.3%.

GAAP net income for the third quarter of fiscal year 2026 was $208 million, or $3.62 per diluted share compared to $190 million, or $3.25 per diluted share, in the third quarter of fiscal year 2025. Non-GAAP net income for the third quarter of fiscal year 2026 was $272 million, or $4.73 per diluted share, compared to $243 million, or $4.16 per diluted share, in the third quarter of fiscal year 2025.
Performance Summary Tables

GAAP Measures			Non-GAAP Measures
($ in millions except EPS)	Q3 FY2026	Q3 FY2025	($ in millions except EPS)	Q3 FY2026	Q3 FY2025
Revenue	$865	$780	Revenue	$865	$780
Gross profit	$712	$632	Gross profit	$728	$649
Gross margin	82.2%	81.0%	Gross margin	84.2%	83.1%
Income from operations	$213	$196	Income from operations	$303	$267
Operating margin	24.7%	25.2%	Operating margin	35.0%	34.3%
Net income	$208	$190	Net income	$272	$243
EPS	$3.62	$3.25	EPS	$4.73	$4.16
A reconciliation of GAAP to non-GAAP measures is included with the attached financial statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
F5 raised its outlook for its fiscal year 2026, guiding for revenue growth of approximately 9% to 10%, up from 7% to 8% previously. F5 expects non-GAAP earnings per share in a range of $17.21 to $17.33, up from $16.25 to $16.55 previously.

For the fourth quarter of fiscal year 2026, F5 is guiding to revenue in the range of $870 million to $890 million, with non-GAAP earnings in the range of $4.14 to $4.26 per diluted share.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, cyber incident costs, insurance recoveries from cyber incident, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.

Q3 FY26 Earnings Release	Page 3 of 5
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, July 27, 2026, at 4:30 pm ET. Open to the public, the live webcast, supplemental financial information, and earnings slides are accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S., dial +1 (888) 596-4144; from outside the U.S. dial +1 (646) 968-2525, and reference conference ID 6076834. Please call at least five minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, that F5’s eight consecutive quarters of double-digit product growth reflect the mission-critical role F5 plays at the application delivery and security layer of today’s hybrid multicloud and AI-driven enterprise infrastructure, the world runs on applications and the threats targeting them have never been more sophisticated, AI has empowered attackers and compressed the time between vulnerability discovery and exploitation, F5’s response is a continues defense model built for this new reality, F5 is using AI to empower our customers to stay ahead of threats across every environment they operate in by identifying risk earlier, protecting applications at runtime, and delivering hardened software faster, the Company’s future financial performance including revenue growth, earnings growth, future customer demand, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and

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qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, cyber incident costs, insurance recoveries from cyber incident, restructuring charges, net of tax effects, as well as certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.

The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:

Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.

Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.

Facility-exit costs. F5 has incurred certain non-recurring right-of-use asset impairment charges, and other related recurring costs in connection with the exit of its leased facilities. These charges are not representative of the ongoing activity or costs to the business. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.

Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle, and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.

Cyber incident costs. F5 has incurred certain non-recurring expenses in connection with the investigation and remediation of the Cyber Incident. Management believes it is useful to exclude these expenses as they are not representative of our ongoing operations and to facilitate comparison of the Company’s historical results and to those of peer companies.

Insurance recoveries from cyber incident. F5 has received insurance recoveries in connection with the cyber incident costs described above. Management believes it is useful to exclude these recoveries as they offset

Q3 FY26 Earnings Release	Page 5 of 5
the cyber incident costs non-GAAP adjustment, are not representative of our ongoing operations and to facilitate comparison of the Company's historical results and to those of peer companies.

Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.

For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5, Inc. (NASDAQ: FFIV) is the global leader that delivers and secures every app. Backed by three decades of expertise, F5 has built the industry’s premier platform—F5 Application Delivery and Security Platform (ADSP)—to deliver and secure every app, every API, anywhere: on-premises, in the cloud, at the edge, and across hybrid, multicloud environments. F5 is committed to innovating and partnering with the world’s largest and most advanced organizations to deliver fast, available, and secure digital experiences. Together, we help each other thrive and bring a better digital world to life.

For more information visit f5.com

Explore F5 Labs threat research at f5.com/labs

Follow to learn more about F5, our partners, and technologies: Blog | LinkedIn | X | YouTube | Instagram | Facebook

F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$1,605,782	$1,344,273
Accounts receivable, net of allowances of $2,788 and $2,877	428,678	414,433
Inventories	126,890	77,229
Other current assets	785,623	682,766
Total current assets	2,946,973	2,518,701
Property and equipment, net	197,284	156,947
Operating lease right-of-use assets	178,239	185,601
Long-term investments	21,991	15,693
Deferred tax assets	487,177	446,388
Goodwill	2,482,495	2,443,882
Other assets, net	514,915	552,280
Total assets	$6,829,074	$6,319,492
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$136,157	$83,972
Accrued liabilities	344,442	315,383
Deferred revenue	1,289,567	1,213,226
Total current liabilities	1,770,166	1,612,581
Deferred tax liabilities	1,949	1,921
Deferred revenue, long-term	903,131	786,011
Operating lease liabilities, long-term	218,700	230,749
Other long-term liabilities	79,399	96,231
Total long-term liabilities	1,203,179	1,114,912
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 56,826 and 57,684 shares issued and outstanding	50,542	42,023
Accumulated other comprehensive loss	(19,046)	(18,324)
Retained earnings	3,824,233	3,568,300
Total shareholders’ equity	3,855,729	3,591,999
Total liabilities and shareholders’ equity	$6,829,074	$6,319,492

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net revenues
Products	$462,829	$388,838	$1,283,627	$1,094,531
Services	402,248	391,532	1,215,615	1,183,451
Total	865,077	780,370	2,499,242	2,277,982
Cost of net revenues
Products	93,498	88,782	276,659	252,905
Services	60,066	59,846	179,590	177,192
Total	153,564	148,628	456,249	430,097
Gross profit	711,513	631,742	2,042,993	1,847,885
Operating expenses
Sales and marketing	238,026	220,428	702,214	644,524
Research and development	164,661	136,345	456,861	403,424
General and administrative	95,589	78,652	277,834	228,320
Restructuring charges	(30)	—	(388)	11,321
Total	498,246	435,425	1,436,521	1,287,589
Income from operations	213,267	196,317	606,472	560,296
Other income, net	12,932	16,706	31,866	32,971
Income before income taxes	226,199	213,023	638,338	593,267
Provision for income taxes	17,991	23,111	102,321	91,380
Net income	$208,208	$189,912	$536,017	$501,887

Net income per share — basic	$3.67	$3.29	$9.40	$8.65
Weighted average shares — basic	56,726	57,772	57,031	57,989

Net income per share — diluted	$3.62	$3.25	$9.29	$8.54
Weighted average shares — diluted	57,550	58,492	57,674	58,773

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	June 30,
	2026	2025
Operating activities
Net income	$536,017	$501,887
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	193,535	174,243
Depreciation and amortization	72,613	67,608
Non-cash operating lease costs	22,377	23,727
Deferred income taxes	(38,644)	(56,308)
Other	(3,300)	3,918
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(14,262)	26,834
Inventories	(49,661)	9,458
Other current assets	(101,005)	(54,523)
Other assets	5,618	(68,332)
Accounts payable and accrued liabilities	50,995	(19,031)
Deferred revenue	192,266	159,003
Lease liabilities	(25,176)	(26,886)
Net cash provided by operating activities	841,373	741,598
Investing activities
Purchases of investments	(4,850)	(4,400)
Maturities of investments	402	—
Sales of investments	1,575	—
Acquisition of businesses, net of cash acquired	(47,619)	(24,170)
Purchases of property and equipment	(63,705)	(27,119)
Net cash used in investing activities	(114,197)	(55,689)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	59,596	59,018
Payments for repurchase of common stock, including excise taxes	(501,109)	(377,077)
Taxes paid related to net share settlement of equity awards	(22,664)	(19,601)
Net cash used in financing activities	(464,177)	(337,660)
Net increase in cash, cash equivalents and restricted cash	262,999	348,249
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,375)	2,442
Cash, cash equivalents and restricted cash, beginning of period	1,346,368	1,078,340
Cash, cash equivalents and restricted cash, end of period	$1,607,992	$1,429,031
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of operating lease liabilities	$31,490	$34,121
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$15,744	$37,198

F5, Inc.
GAAP to Non-GAAP Reconciliation
(unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended				Nine Months Ended
	June 30,				June 30,
	2026		2025		2026		2025
Net revenues	$865,077		$780,370		$2,499,242		$2,277,982

Gross profit and gross margin:
GAAP gross profit and gross margin	$711,513	82.2%	$631,742	81.0%	$2,042,993	81.7%	$1,847,885	81.1%
Adjustments to gross profit and gross margin:
Stock-based compensation	$6,905	0.8%	$7,408	0.9%	$21,204	0.8%	$22,201	1.0%
Amortization and impairment of purchased intangible assets	9,152	1.1%	9,438	1.2%	30,432	1.2%	28,005	1.2%
Facility-exit costs	121	0.0%	118	0.0%	303	0.0%	679	0.0%
Acquisition-related charges	—	0.0%	—	—	—	0.0%	—	—
Cyber incident costs	770	0.1%	—	—	2,416	0.1%	—	—
Non-GAAP gross profit and gross margin	$728,461	84.2%	$648,706	83.1%	$2,097,348	83.9%	$1,898,770	83.4%

Income from operations and operating margin:
GAAP income from operations and operating margin	$213,267	24.7%	$196,317	25.2%	$606,472	24.3%	$560,296	24.6%
Adjustments to income from operations and operating margin:
Stock-based compensation	$65,534	7.6%	$57,451	7.4%	$193,535	7.7%	$174,243	7.6%
Amortization and impairment of purchased intangible assets	9,619	1.1%	10,250	1.3%	32,523	1.3%	30,488	1.3%
Facility-exit costs	1,224	0.1%	1,243	0.2%	3,077	0.1%	6,727	0.3%
Acquisition-related charges	10,064	1.2%	2,032	0.3%	28,902	1.2%	3,937	0.2%
Cyber incident costs	2,978	0.3%	—	—	26,503	1.1%	—	—
Restructuring charges	(30)	0.0%	—	—	(388)	0.0%	11,321	0.5%
Non-GAAP income from operations and operating margin	$302,656	35.0%	$267,293	34.3%	$890,624	35.6%	$787,012	34.5%

Net income:
GAAP net income	$208,208		$189,912		$536,017		$501,887
Adjustments to net income:
Stock-based compensation	$65,534		$57,451		$193,535		$174,243
Amortization and impairment of purchased intangible assets	9,619		10,250		32,523		30,488
Facility-exit costs	1,224		1,243		3,077		6,727
Acquisition-related charges	10,064		2,032		28,902		3,937
Cyber incident costs	2,978		—		26,503		—
Insurance recoveries from cyber incident	(5,309)		—		(5,309)		—
Restructuring charges	(30)		—		(388)		11,321
Tax effects related to above items	(20,344)		(17,647)		(60,957)		(57,296)
Non-GAAP net income	$271,944		$243,241		$753,903		$671,307

Net income per share - diluted:
GAAP net income per share — diluted	$3.62		$3.25		$9.29		$8.54
Adjustments to GAAP net income per share — diluted
Stock-based compensation	$1.14		$0.98		$3.36		$2.96
Amortization and impairment of purchased intangible assets	0.17		0.18		0.56		0.52
Facility-exit costs	0.02		0.02		0.05		0.11
Acquisition-related charges	0.17		0.03		0.50		0.07
Cyber incident costs	0.05		—		0.46		—
Insurance recoveries from cyber incident	(0.09)		—		(0.09)		—
Restructuring charges	(0.00)		—		(0.01)		0.19
Tax effects related to above items	(0.35)		(0.30)		(1.06)		(0.97)
Non-GAAP net income per share — diluted	$4.73		$4.16		$13.07		$11.42

Weighted average shares — diluted	57,550		58,492		57,674		58,773
Note: Numbers and percentages are rounded for presentation purposes and may not foot.